UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

ENGILITY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35487	45-3854852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3750 Centerview Drive Chantilly, Virginia	20151 (Zip Code)
(Address of principal executive offices)
(703) 708-1400
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On May 22, 2014, Engility Holdings, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) at the Westfields Marriott in Chantilly, Virginia. A total of 16,205,768 shares of the Company’s common stock, out of a total of 17,516,197 shares of the Company’s common stock outstanding and entitled to vote, were present in person or represented by proxies. Each of the proposals is described in detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 11, 2014 (the “Proxy Statement”). The final results for the votes regarding each proposal are set forth below.
Proposal 1 – Election of Directors
The following directors were elected to the Company’s Board of Directors to serve as directors until the Company’s 2017 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified:

	Votes For	Votes Withheld	Broker Non-Votes
Anthony Principi	14,330,585	281,366	1,593,816
David A. Savner	13,976,068	635,883	1,593,816
Proposal 2 – Ratification of Independent Registered Public Accounting Firm
The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
16,047,564	95,359	62,845	N/A

Proposal 3 – Advisory Vote on Executive Compensation
The Company’s stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as described in the Proxy Statement.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
14,063,512	496,418	52,021	1,593,816

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Engility Holdings, Inc.

Date: May 28, 2014	By:	/s/ Jon Brooks
	Name:	Jon Brooks
	Title:	Vice President, Deputy General Counsel and Assistant Secretary